Exhibit 10.7.6

iLabor Network Supplier Agreement
Amendment No. 3

WHEREAS, pursuant to the iLabor Network Supplier Agreement entered into between ClearPoint Resources, Inc. (“ClearPoint”), Staffchex, Inc. (Staffchex”) and Staffchex Servicing, Inc. (Staffchex Servicing and together with “Staffchex”, the “Company”) on February 28, 2008 (the “Agreement”), collectively the parties (the “Parties), and as Amended on March 16, 2009, and November 18, 2009, ClearPoint and the Company hereby further amend (the “Third Amendment”) the Agreement dated this 11th day of January, 2010 as follows:

WHEREAS, the Company and ClearPoint agreed to a reduction in the Compensation from 1.25% to 0.75%, effective November 1, 2009 in exchange for the Transferred Accounts, generating a minimum of $96,153 in gross billings on a weekly basis, and that minimum has not been met.  The Parties hereby agree that the Compensation rate effective as of the date of this Amendment No. 3, shall be 0.75% on all Staffchex collections, excluding those accounts listed on Attachment A of Amendment No. 2.  Of the 0.75% Compensation rate, 0.50% shall be deferred in accordance with Amendment No. 2 until February 1, 2010.   Additionally, Staffchex agrees to direct WFBC to pay ClearPoint $2,885 per week, effective January 11, 2010, in lieu of Transferred Accounts until such time as the total Transferred Accounts increases to $96,153.  For the period December 14, 2009 through January 8, 2010, Staffchex will pay ClearPoint 3% of actual billings for Transferred Accounts.  Determination of a completed transfer is in the sole discretion of ClearPoint.  Further it is agreed that all Compensation, Prior Compensation, Deferred Compensation, and any amounts due from the shortfall of Transferred Accounts, will be paid to ClearPoint, or its designee directly from WFBC from first available funds pursuant to the Account Transfer Agreement between Staffchex and WFBC dated May 16, 2008, on a weekly basis.

In WITNESS WHEREOF, the parties hereto have executed and delivered this iLabor Network Supplier Amendment No. 3 as of the date above.

This letter agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement.

CLEARPOINT RESOURCES, INC

/s/ John G. Phillips
Name: John G. Phillips
Title: CFO

STAFFCHEX, INC.

/s/ Ruben Garza
Name: Ruben Garza
Title: CEO

STAFFCHEX SERVICING, INC.

/s/ Ruben Garza
Name: Ruben Garza
Title: CEO